SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 19, 2011

Vermillion, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 001-34810

Delaware	33-059-5156
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

12117 Bee Caves Road, Building Three, Suite 100, Austin, TX 78738

(Address of principal executive offices, including zip code)

512.519.0400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On December 19, 2011, Vermillion, Inc. (the “Company”) announced the completion of the purchase of substantially all of the assets associated with the ovarian cancer diagnostic business of Correlogic Systems, Inc. (“Correlogic”) for $435,000 in cash, pursuant to an asset purchase agreement entered into between the Company and Correlogic dated November 8, 2011 (the “Acquisition”). As previously disclosed in the Company’s Current Report on Form 8-K dated November 9, 2011, the Acquisition was subject to the approval of the United States Bankruptcy Court for the District of Maryland (the “Court”). On December 2, 2011, the Court entered an order approving the Acquisition.

Item 8.01	Other Events.

On December 19, 2011, the Company issued a press release announcing the completion of the Acquisition. A copy of the Company’s press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibit No.	Description.

99.1	Press Release dated December 19, 2011

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vermillion, Inc.

Date: December 20, 2011	By:	/s/Eric J. Schoen
Eric J. Schoen
Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated December 19, 2011